Exhibit 99

For Immediate Release



Friday, April 12, 2002

Contact: David G. Ratz, Executive Vice President & COO
                  (740) 286-3283



Oak Hill Financial Earnings Increase 40% in First Quarter 2002

Jackson, Ohio -- Oak Hill Financial, Inc. (Nasdaq NMS: OAKF) today reported net earnings from operations for the three months ended March 31, 2002 of $2,446,000, or $.46 per diluted share, which exceeded analysts' consensus estimate of $.44 per share (source: I/B/E/S as reported by nasdaq.com). The first quarter 2002 earnings compare to the $1,742,000, or $.33 per diluted share, in net earnings that the company recorded for the quarter ended March 31, 2001. All historical financial information has been restated to reflect the company's August 31, 2001 merger with employee benefits agency McNelly, Patrick & Associates (formerly Innovative Financial Services, Inc.), which was accounted for as a pooling of interests.

The first quarter 2002 operating earnings exclude $129,000 in nonrecurring income (pre-tax), of which $122,000 was the gain on the sale of a former branch office. Including the nonrecurring income, the company's net income for the first quarter of 2002 was $2,531,000, or $.47 per diluted share.

Oak Hill Financial's total assets increased 11.5% over the prior year, ending the first quarter of 2002 at $806.6 million as compared to $723.6 million at March 31, 2001. Net loans at March 31, 2002 were $669.7 million, up 9.0% from March 31, 2001. Deposits were up 12.4% from the prior year's quarter, ending the first quarter of 2002 at $653.7 million.

In reviewing the first quarter, Oak Hill Financial President and CEO John D. Kidd said, "We had an excellent year in 2001, and we're off to a great start for 2002. Our objectives this year are aggressive, so we're very pleased that all of the major components of earnings - net interest margin, non-interest income, and operating expenses - came in at or better than expected. A real key is that were able to drive net revenues for the quarter up nearly 17% compared to the first quarter of last year, and increase total assets 12%, but we held operating expenses to only a 9% increase. We're growing and becoming more efficient at the same time, and that leads to higher earnings and increased shareholder value."

Commenting on the outlook for the remainder of the year, Kidd added, "A good sign for the future is that the earnings growth is across the board. All of our affiliate companies turned in excellent earnings and exceeded their goals for the quarter. We think the pieces are in place for our earnings momentum to continue."

Key Issue Review and Outlook

Net Interest Margin - Net interest margin for the first quarter was 4.24%, which was in line with management's previously announced estimate and an increase from the 4.02% posted in the first quarter of 2001. Over the past several quarters, the company's net interest margin benefited from the downward repricing of liabilities, while declines in the yields on adjustable rate loans were mitigated by contractual rate floors on many of these loans. Since most of the benefit of declining interest rates on the company's liability costs has now been achieved, the current low-rate environment will probably limit further increases in the net interest margin. Still, if rates remain stable, management believes that the margin can be maintained at or near the 4.20% level in the second quarter. However, if interest rates rise, the net interest margin should increase.

Operating Expenses & Efficiency - Consistent with management's expectation, non-interest expense was 2.80% of average assets for the first quarter of 2002, as compared to 2.86% for the first quarter of 2001. The operating expenses are slightly higher than the 2.71% recorded for the fourth quarter of 2001. However, this was anticipated as the company is in the process of a major upgrade of its data processing system, the initial costs of which are reflected in the first quarter results. Going forward, the level of these expenses are expected to be relatively consistent with the first quarter level. Therefore, management continues to anticipate that the non-interest expense ratio for the entire year 2002 will range from 2.70% to 2.80%.

Non-Interest Income - Non-interest income, including gain on sale of loans, was $1,674,000 in the first quarter, an increase of 19.2% over the first quarter of 2001. The growth in non-interest income was the result of increases in gain on sale of loans and revenues from various fee-producing services. While gain on sale of loans has continued to be strong, management anticipates some decline in this income stream as the refinancing boom plays out, which is particularly likely if long-term interest rates rise. However, the company has introduced other new services which it believes have high potential for revenue growth. Also, based on the company's history in previous rate cycles, an increase in margin income can be expected to result as demand shifts with rising interest rates from fixed-rate loans sold in the secondary market to variable-rate loans held in portfolio. Management believes that these factors combined will more than offset any decline in gain on sale of loans that might result due to rising interest rates.

Asset Quality - The company's asset quality continued to improve. At the end of the first quarter, the nonperforming loans/total loans and nonperforming assets/total assets ratios were 0.73% and 0.81%, respectively, an improvement over the 0.80% and 0.87%, respectively, posted at December 31, 2001. Of the nonperforming loan ratio, 0.24% represents a single commercial real estate loan on which management believes the total potential loss to be less than $300,000. There are no other individual non-performing loans or borrowers that account for more 0.06% of the nonperforming loan ratio, and the maximum expected loss on all other nonperforming loans combined is less than $300,000.

In addition to the nonperforming loans, the nonperforming assets/total assets ratio includes one commercial real estate property purchased from foreclosure by the company in the fourth quarter of 2001. This property accounts for nearly all of the company's other nonperforming assets.

Net charge-offs (non-annualized) for the first quarter were 0.03% of loans, with the annualized rate being 0.10%. This is a substantial improvement from the 0.09% and 0.37%, respectively, posted in the fourth quarter of 2001. The first quarter charge-off rate is very low by historical standards and would be difficult to maintain. However, management believes that its objective for net charge-offs for the full year 2002 of below 0.20% is reasonable.

In continuing its focus on credit quality, the company added to its loan review staff during the quarter. Also, the company has formed a corporate loan committee comprised of the CEOs and senior lending officers of its two bank affiliates to review and approve all large loan requests.

Overall Strategy - Oak Hill Financial will continue to pursue revenue growth through originating adjustable-rate commercial loans, commercial real estate loans and residential mortgage loans; fixed-rate residential mortgage loans for sale in the secondary market; and consumer loans. Management believes that commercial and commercial real estate loans hold the greatest potential for growth and margin improvement within its bank subsidiaries

Non-interest income growth and diversification of non-interest revenues are also key elements of the company's strategy. Cross-selling additional services to the company's diverse customer base will be a major focus in the pursuit of non-interest income.

Asset/Loan Growth - The company's total assets grew at a 14.5% annual rate during the first quarter, while loans increased at a 14.7% pace. Excluding increases in brokered funds, deposits increased at a 15.9% annual rate. As previously released, the company's objectives for 2002 call for approximately 12% growth in loans and assets. Although loan volume was strong in the first quarter, the company has traditionally achieved its highest loan growth rates in the second through fourth quarters. Therefore, management is confident that the 12% target can be met or exceeded while still maintaining credit quality and achieving the company's net interest margin and earnings objectives.

Expansion - During the first quarter, Oak Hill Financial completed construction of a new data processing facility at its headquarters location in Jackson, Ohio. Also, the company's Towne Bank affiliate has plans to open two loan production offices in 2002. No other new offices are planned for 2002. Instead, the company will focus on marketing and expanding the new product lines it has developed or acquired in the past year; in particular, insurance and title services.

Estimates - The company has reiterated its previously released estimate that earnings per share for the full year 2002 will be in the range of $1.75 to $1.85 per share. Earnings per share for the second quarter of 2002 are expected to be in the range of $0.45 to $0.47. Management has developed several possible scenarios under which the earnings estimates can be achieved and believes they are attainable under low, moderate, and high-growth scenarios.

Oak Hill Financial is a financial holding company. Three of its subsidiaries, Oak Hill Banks, Towne Bank, and Action Finance Company, are involved in commercial banking and consumer finance. Combined, they operate 24 full-service banking offices, three bank loan production offices, and six consumer finance offices in 14 counties across southern and central Ohio. A fourth subsidiary, McNelly, Patrick & Associates, is an insurance agency specializing in group health insurance that services over 350 group plans throughout the same region.

Forward-Looking Statements Disclosure

This release contains certain forward-looking statements related to the future performance and condition of Oak Hill Financial, Inc. These statements, which are subject to numerous risks and uncertainties, are presented in good faith based on the company's current condition and management's understanding, expectations, and assumptions regarding its future prospects as of the date of this release. Actual results could differ materially from those projected or implied by the statements contained herein. The factors that could affect the company's future results are set forth in the periodic reports and registration statements filed by the company with the Securities and Exchange Commission.

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                    For the
                                                                         three months ended March 31,
                                                                           2002                2001
                                                                                  (unaudited)
SUMMARY  OF  FINANCIAL  CONDITION(1)

Total assets                                                           $806,571            $723,563
Interest bearing deposits
    and federal funds sold                                               11,272               5,880
Investment securities                                                    87,201              69,746
Loans receivable -- net                                                 669,691             614,414
Deposits                                                                653,730             581,791
Federal Home Loan Bank
    advances and other borrowings                                        90,554              86,200
Stockholders' equity                                                     58,153              50,877


SUMMARY  OF  OPERATIONS(1)(2)

Interest income                                                          14,237              15,135
Interest expense                                                          6,446               8,421
                                                                        -------             -------
    Net interest income                                                   7,791               6,714

Provision for loan losses                                                   460                 567
                                                                        -------             -------

    Net interest income after
    provision for loan losses                                             7,331               6,147

Gain on sale of loans                                                       395                 217
Insurance commissions                                                       538                 546
Other non-interest income                                                   741                 641
Non-interest expense                                                      5,419               4,962
                                                                        -------             -------

    Earnings before federal income taxes                                  3,586               2,589

Federal income taxes                                                      1,140                 847
                                                                        -------             -------

Net earnings                                                           $  2,446            $  1,742
                                                                        =======             =======

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                       For the
                                                                            three months ended March 31,
                                                                              2002                2001
                                                                                     (unaudited)
PER SHARE  INFORMATION(1)
Basic earnings per share (3)                                                $ 0.48              $ 0.33
                                                                             =====               =====
Diluted earnings per share (4)                                              $ 0.47              $ 0.33
                                                                             =====               =====
Dividends per share (3)                                                     $ 0.12              $ 0.11
                                                                             =====               =====
Book value per share                                                        $11.01              $ 9.76
                                                                             =====               =====

SELECTED PERFORMANCE RATIOS FROM CONTINUING OPERATIONS(1)(2)(5)

Basic earnings per share (3)                                                $ 0.46              $ 0.33
                                                                             =====               =====
Diluted earnings per share (4)                                              $ 0.46              $ 0.33
                                                                             =====               =====
Return on average assets                                                      1.26%               1.01%
Return on average equity                                                     17.21%              13.93%
Non-interest expense to average assets                                        2.80%               2.86%
Dividend payout ratio                                                        25.92%              31.88%
Efficiency ratio                                                             56.73%              60.63%

OTHER  STATISTICAL  AND  OPERATING  DATA (1)(5)

Net interest margin (fully-taxable equivalent)                                4.24%               4.02%
Total allowance for loan losses
    to nonperforming loans                                                  173.90%             149.80%
Total allowance for loan losses
    to total loans                                                            1.27%               1.22%
Nonperforming loans to total loans                                            0.73%               0.82%
Nonperforming assets to total assets                                          0.81%               0.72%
Net charge-offs to average loans (actual for the period)                      0.03%               0.02%
Net charge-offs to average loans (annualized)                                 0.10%               0.10%
Equity to assets at period end                                                7.21%               7.03%


(1) Restated as appropriate to reflect the merger with Innovative Financial Services on August 31, 2001, which was accounted for as pooling-of-interests.

(2) Does not include $129,000, pre-tax, gain on sale of a former branch location and other miscellaneous, non-recurring income, for the three months ended March 31, 2002.

(3) Based on 5,274,240 and 5,263,175 weighted-average shares outstanding for the three months ended March 31, 2002 and 2001, respectively.

(4) Based on 5,338,534 and 5,285,954 weighted-average shares outstanding for the three months ended March 31, 2002 and 2001, respectively.

(5)  Annualized where appropriate.

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                          For the
                                                                three months ended March 31,
                                                                  2002                2001
                                                                         (unaudited)
SUPPLEMENTAL DETAIL

BALANCE SHEET - ASSETS

Cash and cash equivalents                                       25,364              18,354
Trading account securities                                           -                   -
Securities available for sale                                   83,794              64,799
Held to maturity securities                                      3,407               4,947
Other securities                                                 5,415               5,070
Total securities                                                92,616              74,816
Total cash and securities                                      117,980              93,170
Loans and leases held for investment (1)                       676,766             619,572
Loans and leases held for sale (1)                                 306               1,489
Total loans and leases (1)                                     677,072             621,061
Reserve for losses on loans                                      8,635               7,618
Goodwill                                                           413                 241
Other intangibles                                                    -                   -
Total intangible assets                                            413                 241
Mortgage servicing rights                                        1,254                 971
Purchased credit card relationships                                  -                   -
Other real estate owned                                          1,583                 102
Other assets                                                    16,904              15,636
Total assets                                                   806,571             723,563

BALANCE SHEET - LIABILITIES

Deposits                                                       653,730             581,791
Borrowings                                                      85,554              81,200
Other liabilities                                                4,134               4,695
Total liabilities                                              743,418             667,686
Redeemable preferred stock                                           -                   -
Trust preferred securities                                       5,000               5,000
Minority interest                                                    -                   -
Other mezzanine level items                                          -                   -
Total mezzanine level items                                      5,000               5,000
Total liabilities and mezzanine                                748,418             672,686


(1)   Data is net of discount, gross of reserve.

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                       For the
                                                                             three months ended March 31,
                                                                               2002                2001
                                                                                      (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

BALANCE SHEET - EQUITY

Preferred equity                                                                  -                   -
Common equity                                                                58,153              50,877
MEMO ITEM: Net unrealized gain (loss) on
     securities held for sale (FASB 115 adjustment)                            (302)                406
EOP shares outstanding (1)                                                5,283,378           5,215,458
Options outstanding                                                         808,043             703,063
Treasury shares held by company                                             310,850             377,520


Repurchase plan announced?                                                       No                  No
# of shares to be repurchased in plan                                           N/A             320,000
# of shares repurchased during period                                           N/A              73,050
Average price of repurchased shares                                             N/A             $14.11

INCOME STATEMENT

Interest income                                                              14,237              15,135
Interest expense                                                              6,446               8,421
Net interest income                                                           7,791               6,714
Net interest income (fully taxable equivalent)                                7,940               6,772
Provision for loan losses                                                       460                 567
Nonrecurring income
  Gain on sale of former branch location                                        122                   -
  Other miscellaneous non-recurring income                                        7                   -
Nonrecurring expense                                                              -                   -
Trading account income                                                            -                   -
Foreign exchange income                                                           -                   -
Trust revenue                                                                     -                   -
Insurance commissions                                                           538                 546
Service charges on deposits                                                     454                 461
Gain on sale of loans                                                           395                 217
Gain (loss) on investment securities transactions                                49                  (4)
Other noninterest income                                                        238                 184
Total noninterest income                                                      1,674               1,404


(1)      Excludes treasury shares.

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                   For the
                                                                        three months ended March 31,
                                                                          2002                2001
                                                                                 (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

INCOME STATEMENT (CONTINUED)

Employee compensation and benefits expense                               3,220               3,078
Occupancy and equipment expense                                            601                 527
Foreclosed property expense                                                  -                   -
Amortization of intangibles                                                  -                   8
Other general, administrative and other expense                          1,598               1,349
Total noninterest expense                                                5,419               4,962
Net income before taxes                                                  3,715               2,589
Tax provision                                                            1,184                 847
Net income before extraordinary items                                    2,531               1,742
Extraordinary and after-tax items                                            -                   -
Net income                                                               2,531               1,742

CHARGEOFFS

Loan chargeoffs                                                            293                 396
Recoveries on loans                                                        124                  46
Net loan chargeoffs                                                        169                 350

AVERAGE BALANCE SHEET

Average loans and leases                                               663,248             613,365
Average other earning assets                                            97,121              69,764
Average total earning assets                                           760,369             683,129
Average total assets                                                   785,494             703,066
Average total time deposits                                            403,168             375,135
Average other interest-bearing deposits                                170,342             148,073
Average total interest-bearing deposits                                573,510             523,208
Average borrowings                                                      92,759              80,804
Average interest-bearing liabilities                                   666,269             604,012
Average preferred equity                                                     -                   -
Average common equity                                                   57,634              50,726

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                         For the
                                                               three months ended March 31,
                                                                 2002                2001
                                                                        (unaudited)

SUPPLEMENTAL DETAIL (CONTINUED)

ASSET QUALITY AND OTHER DATA

Nonaccrual loans                                                4,478               4,751
Renegotiated loans                                                  -                   -
Other real estate owned                                         1,583                 102
Total nonperforming assets                                      6,061               4,853
Loans 90+ days past due and still accruing                        488                 334
NPAs plus loans over 90 days delinquent                         6,549               5,187

ADDITIONAL DATA

1-4 Family mortgage loans serviced for others                 156,003             119,206
Proprietary mutual fund balances                                    -                   -
Held to maturity securities (fair value)                        3,155               4,912
EOP employees (full-time equivalent)                              318                 312
Total number of full-service banking offices                       24                  24
Total number of bank and thrift subsidiaries                        2                   2
Total number of ATMs                                               27                  25

LOANS RECEIVABLE

Real estate                                                   237,151             233,373
Commercial real estate                                        227,992             216,104
Commercial and other                                          135,359              83,155
Consumer                                                       76,872              89,184
Credit cards                                                    1,424               1,429
                                                              -------             -------
     Loans - gross                                            678,798             623,245
Unearned interest                                              (1,726)             (2,184)
                                                              -------             -------
     Loans - net of unearned interest                         677,072             621,061
Reserve for loan losses                                        (8,635)             (7,618)
                                                              -------             -------
     Loans - net(1)                                           668,437             613,443
                                                              =======             =======

(1)   Does not include mortgage servicing assets.

                            Oak Hill Financial, Inc.
                          April 12, 2002 Press Release

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION
                      (in thousands, except per share data)


                                                                                  For the
                                                                        three months ended March 31,
                                                                          2002                2001
                                                                                 (unaudited)
SUPPLEMENTAL DETAIL (CONTINUED)

DEPOSITS

Non-interest bearing                                                    62,563              44,062
Core interest bearing                                                  448,445             416,442
Non-core interest bearing                                              142,722             121,287
                                                                       -------             -------
     Total deposits                                                    653,730             581,791
                                                                       =======             =======


Fully-taxable equivalent yield/average earning assets                     7.67%              9.02%
Cost/average earning assets                                               3.43%              5.00%

     Net interest margin                                                  4.24%              4.02%




































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